Exhibit 32.01

OFFICER CERTIFICATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Public Service Company of Colorado (PSCo) on Form 10-K for the year ended Dec. 31, 2024, as filed with the SEC on the date hereof (Form 10-K), each of the undersigned officers of PSCo certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of PSCo as of the dates and for the periods expressed in the Form 10-K.

Date: Feb. 27, 2025

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Chairman, Chief Executive Officer and Director

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer and Director
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PSCo and will be retained by PSCo and furnished to the SEC or its staff upon request.
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